Exhibit 99.1

M-tron Industries, Inc. Reports Third Quarter 2022 Results

ORLANDO, Florida (November 14, 2022)—M-tron Industries, Inc. (NYSE American: MPTI) (“Company” or “MtronPTI”) announced its financial results for the three and nine months ended September 30, 2022.

•

Revenue of $8.4 million for the three months ended September 30, 2022, an increase of 17.3% compared to $7.2 million for the comparable prior year period. For the nine months ended September 30, 2022, revenues were $23.2 million, a 16.8% increase from $19.8 million for the comparable prior year period.

•

Basic and diluted net income of $0.19 per share compared to $0.24 for the prior year quarter, and income per share of $0.60 for the nine months versus income of $0.58 for the comparable prior year period.

•	Backlog of $44.1 million at September 30, 2022, an increase of 49.7% compared with $29.4 million at the end of Q4 2021, and up 102.4% compared to $21.8 million at September 30, 2021.
•	Unused and undrawn revolving line of credit of $5.0 million at September 30, 2022.
•	EBITDA for the nine months ended September 30, 2022 was $2.5 million versus $2.3 million for the comparable prior year period.

Michael Ferrantino, MtronPTI’s Chief Executive Officer, stated, “MtronPTI increased its backlog for a third straight quarter and our outlook for the near future is bright. MtronPTI begins the fourth quarter as a newly public company on strong financial footing. We would like to thank our customers, stockholders and especially our employees for their continuing support in our journey.”

Results from Operations

The Company has one business segment; electronic components, focused on the design, manufacture and marketing of highly engineered, high reliability frequency and spectrum control products. These electronic components ensure reliability and security in aerospace and defense communications, low noise and base accuracy for laboratory instruments, and synchronous data transfers throughout the wireless and Internet infrastructure.

Total revenues were $8,417,000 for the three months ended September 30, 2022, or 17.3% above revenues of $7,173,000 for the three months ended September 30, 2021. Total revenues were $23,172,000 for the nine months ended September 30, 2022, or 16.8% above revenues of $19,834,000 for the nine months ended September 30, 2021. The revenue increase reflects the recovering avionics market and strong defense product shipments.

Gross margin declined to 32.4% for the three months ended September 30, 2022 from 35.4% for the three months ended September 30, 2021 and improved to 35.6% for the nine months ended September 30, 2022, from 35.3% for the nine months ended September 30, 2021 reflecting increased operating costs and inflationary headwinds due to labor and materials cost increases on long term contracts and the effects of product mix changes which were offset by the impact from higher revenues. We continue to experience the effects of increased turnover that began during the COVID-19 pandemic (“Covid”), which increases our labor costs while also impacting productivity as we work to train new employees.

Backlog was $44,074,000, an increase of 49.7% from $29,439,000 at December 31, 2021 and an increase of 102.4% compared to the backlog of $21,775,000 as of September 30, 2021. The Company attained record backlog levels as of September 30, 2022. Quarterly bookings were $9,259,000, $13,473,000 and $15,075,000 for the third, second and first quarters of 2022, respectively and $14,524,000 for the fourth quarter of 2021. This booking trend in excess of our product shipments reflects strong defense orders, much of which is not expected to ship until 2023 and into 2024. Strong orders from the recovering avionics market also drove the increase in 2022 bookings over 2021 bookings. Supply chain constraints within our industry have pushed our customers to order well in advance to secure product deliveries for their production requirements.

The Company reported operating income of $630,000 for the third quarter of 2022 compared to operating income of $821,000 for the third quarter of 2021 and $2,047,000 for the nine months ended September 30, 2022 compared to operating income of $1,916,000 for the nine months ended September 30, 2021. The decrease for the three months reflects higher revenue and margins offset by product mix and inflationary pressures in the third quarter of 2022. The increase for the nine months reflects higher revenue and margins partly offset by inflationary cost pressures and increased stock compensation expense in the first nine months of 2022.

Net income was $503,000 for the three months ended September 30, 2022 compared to $638,000 for the three months ended September 30, 2021, and $1,608,000 for the nine months ended September 30, 2022 compared to $1,556,000 for the nine months ended September 30, 2021. The decrease for the three months was primarily from the previously discussed unfavorable product mix, inflation, and increased operating costs, offset by increased business volume. The increase for the nine months was primarily from the previously discussed increased business volume partly offset by certain unfavorable operating costs. Basic and diluted net income per share for the three months ended September 30, 2022 and 2021 was $0.19 and $0.24, respectively, and for the nine months ended September 30, 2022 and 2021 was $0.60 and $0.58, respectively.

EBITDA on a standalone basis was $2.5 million for the nine months ended September 30, 2022 versus $2.3 million for the nine months ended September 30, 2021. EBITDA on a standalone basis does not include the potential impact from additional costs of being a publicly traded company.

MtronPTI’s Separation

On August 3, 2022, The LGL Group, Inc. (“LGL Group,” “LGL” or the “Former Parent”) announced that its Board of Directors approved the previously announced separation of the MtronPTI business into an independent, publicly traded company (the "Separation").

On October 7, 2022, the Separation was completed through LGL Group’s distribution of 100% of the shares of the Company’s common stock to holders of LGL Group's common stock as of the close of business on August 12, 2022, the record date for the Distribution. As a result of the Distribution, LGL Group's stockholders of record received one-half of one share of the Company's common stock for every share of LGL Group's common stock held by them. On October 7, 2022, the Company became an independent, publicly traded company trading on the NYSE American under the stock symbol "MPTI." LGL Group retained no ownership interest in the Company as of the completion of the Separation.

In connection with the Separation, the Company wrote off $4,439,000 of intercompany receivables due from LGL Group, which brought intercompany balances to zero, and also made a cash payment of approximately $6,000 to LGL Group on October 7, 2022, bringing the Company’s cash balance to $1,000,000 as of the date of the Separation.

We believe the Separation of MtronPTI will allow the Company to tailor its strategic plans and growth opportunities, more efficiently raise and allocate resources, including capital raised through debt or equity offerings, provide flexibility to use its own stock as currency for incentive compensation and potential acquisitions and provide investors a more targeted investment opportunity.

MtronPTI Investor Call and Webcast

As a reminder, we will be hosting an investor call and webcast tomorrow, November 15, 2022 at 9:00 am

Investors and other interested parties may access a live webcast of the conference call using the following details:

https://event.on24.com/wcc/r/3986501/5FFC0A7F646E843A4487002ED1A3F144

The call can also be accessed live via telephone using the following dial-in details:

Toll-Free Dial-In Number: (888) 440-4199

Toll Dial-In Number: (646) 960-0818

Conference ID: 6978153

Please log in to the webcast to register or dial in to the call at least 15 minutes prior to the start of the event. Note that you will need to register in advance for the webcast and must dial in if you want to ask any questions in the Q&A session immediately following the investor presentation.

An archive of the webcast will be available after the call on the Events and Presentations page on the Investor Relations section of MtronPTI’s website at https://ir.mtronpti.com/events-and-presentations/default.aspx, along with MtronPTI’s earnings press release.

M-tron Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in Thousands, Except Share and Per Share Amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUES	$8,417	$7,173	$23,172	$19,834
Costs and expenses:
Manufacturing cost of sales	5,688	4,636	14,919	12,838
Engineering, selling and administrative	2,099	1,716	6,206	5,080
OPERATING INCOME	630	821	2,047	1,916
Total other income (expense), net	(16)	(21)	(47)	12
INCOME BEFORE INCOME TAXES	614	800	2,000	1,928
Income tax provision (benefit)	111	162	392	372
NET INCOME	$503	$638	$1,608	$1,556

Number of basic and diluted shares	2,676,469	2,676,469	2,676,469	2,676,469
net income per basic and diluted share	$0.19	$0.24	$0.60	$0.58

M-tron Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in Thousands)

	September 30, 2022	December 31, 2021	September 30, 2021
ASSETS
Cash and cash equivalents	$806	$2,635	$1,843
Accounts receivable, net	5,336	3,995	4,456
Inventories, net	7,298	5,221	5,007
Prepaid expenses and other current assets	142	242	255
Total Current Assets	13,582	12,093	11,561
Property, plant, and equipment, net	3,559	3,382	3,181
Right-of-use lease asset	160	218	148
Due from related party	4,465	1,969	1,484
Intangible assets, net	112	152	165
Deferred income taxes, net	1,885	2,187	2,308
Other assets, net	18	5	8
Total Assets	$23,781	$20,006	$18,855
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	4,726	3,012	2,142
Long-Term Liabilities	91	145	99
Total Liabilities	4,817	3,157	2,241
Total Stockholders' Equity	18,964	16,849	16,614
Total Liabilities and Stockholders' Equity	$23,781	$20,006	$18,855

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

The unaudited pro forma combined balance sheet has been prepared to include transaction accounting adjustments to reflect the financial condition and results of operations as if MtronPTI were a separate stand-alone entity as if the spin-off had occurred as of September 30, 2022. The unaudited pro forma combined balance sheet constitutes forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the unaudited pro forma combined balance sheet is provided for illustrative and informational purposes only. The pro forma adjustments are based on available information and assumptions that management believes are reasonable; however, such adjustments are subject to change.

Transaction accounting adjustments that reflect the effects of MtronPTI’s legal separation from LGL include:

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The contribution by the Company of the companies that comprise MtronPTI and the retention by the Company of certain specified assets and liabilities reflected in our historical combined financial statements, in each case, pursuant to the Separation and Distribution Agreement;

•

The anticipated post-separation capital structure, including: (i) the true up of cash balances to $1.0 million; and (ii) the issuance and distribution in kind of our common stock to holders of LGL common stock;

•

The impact of, and transactions contemplated by, the Separation and Distribution Agreement, Tax Matters Agreement, and other agreements related to the separation of MtronPTI and the provisions contained therein; and

•	The resulting elimination of LGL’s net investment in us.

The pro forma financial information presented herein reflects all Management’s Adjustments that are, in management’s opinion, necessary to a fair statement of the pro forma financial information presented.

Our retained cash balance is subject to adjustments prior to and following the completion of the separation. The following unaudited pro forma combined balance sheet reflects the adjustments as of September 30, 2022, but such adjustments represent a financial projection and are subject to change upon completion of the spin-off.

M-tron Industries, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2022

(Amounts in Thousands, Except Share and Par Value Amounts)

	Historical	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$806	$194	(a)	$1,000
Accounts receivable, net of allowance of $131	5,336	—		5,336
Inventories, net	7,298	—		7,298
Prepaid expenses and other current assets	142	—		142
Total Current Assets	13,582	194		13,776
Property, Plant and Equipment
Land	536	—		536
Buildings and improvements	4,877	—		4,877
Machinery and equipment	18,831	—		18,831
Gross property, plant and equipment	24,244	—		24,244
Less: accumulated depreciation	(20,685)	—		(20,685)
Net property, plant and equipment	3,559	—		3,559
Right-of-use lease asset	160	—		160
Due from related party	4,465	(4,465)	(b)	—
Intangible assets, net	112	—		112
Deferred income tax asset	1,885	(1,367)	(c)	518
Other assets	18	—		18
Total Assets	$23,781	$(5,638)		$18,143
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,975	$—		$2,975
Accrued compensation and commissions expense	1,267	—		1,267
Other accrued expenses	405	—		405
Income Tax Payable	79	—		79
Total Current Liabilities	4,726	—		4,726
Long-term lease liability	91	—		91
Total Liabilities	4,817	—		4,817
Contingencies (Note N)
Equity
Common stock, $0.01 par value - 30,000,000 shares authorized; 2,676,469 shares issued and outstanding at September 30, 2022	—	27	(d)	27
Paid-in capital	—	13,299	(d)	13,299
Net investment by LGL Group, Inc.	18,964	(18,964)	(d)	—
Total Stockholders' Equity	18,964	(5,638)		13,326
Total Liabilities and Stockholders' Equity	$23,781	$(5,638)		$18,143

Notes to Unaudited Pro Forma Combined Balance Sheet

(a)	Represents an adjustment to reflect $1,000,000 of cash balances to be retained by MtronPTI.
(b)

At the time of the separation, we will no longer have amounts due from related party of $4,465,000. Accordingly, we have removed this amount from the unaudited pro forma combined balance sheet as of September 30, 2022.

(c)

At the time of separation, LGL will retain the net liabilities associated with the uncertain tax positions related to its various tax filings and certain deferred tax assets relating to tax credits and net operating loss carryforwards. At September 30, 2022, this amount was expected to be $1,367,000, leaving MtronPTI with deferred tax assets of $518,000.

(d)

Reflects the reclassification of LGL’s net investment in us, which was recorded in net investment by LGL, into paid-in capital and common stock to reflect the assumed issuance of 2,676,469 shares of our common stock with $0.01 par value per share pursuant to the Separation and Distribution Agreement immediately prior to the separation. We have assumed the number of outstanding shares of our common stock based on the number of shares of the Company’s common stock outstanding on September 30, 2022.

About MtronPTI:

M-tron Industries, Inc. trades publicly on the NYSE American under the symbol MPTI. Originally founded in 1965, MtronPTI designs, manufactures and markets highly-engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, MtronPTI provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. MtronPTI has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to MtronPTI, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by MtronPTI with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Information Statement included as Exhibit 99.1 to the Company’s Form 10 Registration Statement as amended and filed with the SEC on August 19, 2022. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. MtronPTI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For further information, please contact:

M-tron Industries, Inc.:

Investor Relations:

James Tivy

ir@mtronpti.com